EXHIBIT 4.1

NOTICE OF EXERCISE OF OPTION TO RENEW WORTHY BONDS

To:	Worthy Peer Capital, Inc.

(1) The undersigned hereby elects to renew Worthy Bonds (“Renewable Bonds”) for a period of three additional years following (select one of the options below):

______	the original maturity date of the Renewable Bonds that undersigned acquired from Worthy Peer Capital, Inc., a Delaware corporation (“Worthy Peer Capital, Inc.”), on __________, 20__ (“Single Renewal Default”), or

______	the original maturity dates of the Renewable Bonds that undersigned acquired from Worthy Peer Capital, Inc. from ________, 20__ through _______, 20__ (“Universal Renewal Default”),

pursuant to an offering under that certain qualified Offering Statement on Form 1-A (File No. 024-10766) under Regulation A.

(2) In electing to renew such Renewable Bonds, the undersigned hereby confirms and acknowledges that (i) the renewal (extension of the maturity date of the Renewable Bonds by an additional three years) will be satisfied under that certain qualified Offering Statement on Form 1-A (File No. 024-_____) and (ii) there will be no further options to renew such Renewable Bonds (no further options to extend the maturity dates of such Renewable Bonds).

(Name)

(Address)

(Tax I.D. No.)

Date:

(Signature)